Arrow Resources Development, Inc.

ARROW ANNOUNCES ADDITION TO THE BOARD OF DIRECTORS

NEW YORK, NY - (MARKET WIRE) - February 26, 2007 -- Arrow Resources Development, Inc. (OTC BB: ARWD.OB - News), is pleased to announce the addition of Robert A. Levinson to the Board of Directors effective immediately. To view Mr. Levinson’s resume, please visit http://www.columbia.edu/cu/china/RobertL.html.

About Arrow Resources Development, Inc. (“Arrow”)
Arrow Resources Development, Inc. provides corporate operating structure, financial operations, sales and marketing activities and the administration of the corporate citizenship programs for natural resource development companies in the Asian market. Its initial relationship with Arrow Pacific Resources Group Limited (BVI company) is for the development of large scale plantation/farming and mining operations in Indonesia and Papua New Guinea. Arrow has signed a similar agreement with Gerakan Masyarakat Pelestari Lingkungan Hidup (GMPLH), and GMPLH’s joint venture partner, P.T. Eucalyptus Alam Lestari (owned by Arrow Pacific) for the large scale plantation/farming in Indonesia. Arrow agreements entitle the Company to 10% of all gross revenue generated by all their partners’ plantation/farming and mining operations including any and all sales of natural resources and derivative products (e.g. paper, pulp, chips).

Contact
Investor & Public Relations
212-262-2300
info@arrowrd.com www.arrowrd.com